                                                                    Exhibit 20.1

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                     Chase Manhattan Auto Owner Trust 1998-A

                         Statement to Certificateholders

                                October 15, 1999

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
--------------------------------------------------------------------------------------------------------------------
                                             DISTRIBUTION IN DOLLARS
--------------------------------------------------------------------------------------------------------------------
           ORIGINAL          PRIOR                                                                         CURRENT
             FACE           PRINCIPAL                                                REALIZED DEFERRED    PRINCIPAL
  CLASS      VALUE           BALANCE        PRINCIPAL      INTEREST        TOTAL      LOSSES  INTEREST     BALANCE
--------------------------------------------------------------------------------------------------------------------
   A1     238,000,000.00            0.00           0.00          0.00           0.00   0.00    0.00             0.00
   A2     204,000,000.00            0.00           0.00          0.00           0.00   0.00    0.00             0.00
   A3     294,000,000.00  223,177,106.89  21,342,798.81  1,060,091.26  22,402,890.07   0.00    0.00   201,834,308.08
   A4     246,000,000.00  246,000,000.00           0.00  1,189,000.00   1,189,000.00   0.00    0.00   246,000,000.00
   B1      30,620,164.79   30,620,164.79           0.00    153,100.82     153,100.82   0.00    0.00    30,620,164.79
--------------------------------------------------------------------------------------------------------------------
 TOTALS 1,012,620,164.79  499,797,271.68  21,342,798.81  2,402,192.08  23,744,990.89   0.00    0.00   478,454,472.87
--------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------  ----------------------
             FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                       PASS-THROUGH RATES
-----------------------------------------------------------------------------  ----------------------
            PRIOR                                                 CURRENT                CURRENT
          PRINCIPAL                                              PRINCIPAL       CLASS  PASS-THRU
 CLASS      FACTOR       PRINCIPAL    INTEREST      TOTAL         FACTOR                 RATE
-----------------------------------------------------------------------------  ----------------------
   A1       0.00000000   0.00000000  0.00000000   0.00000000      0.00000000     A1    5.549000 %
   A2       0.00000000   0.00000000  0.00000000   0.00000000      0.00000000     A2    5.679000 %
   A3     759.10580575  72.59455378  3.60575259  76.20030636    686.51125197     A3    5.700000 %
   A4   1,000.00000000   0.00000000  4.83333333   4.83333333  1,000.00000000     A4    5.800000 %
   B1   1,000.00000000   0.00000000  4.99999987   4.99999987  1,000.00000000     B1    6.000000 %
-----------------------------------------------------------------------------  ----------------------
 TOTALS   493.56835767  21.07680604  2.37225385  23.44905989    472.49155163
-----------------------------------------------------------------------------

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 IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
                          ADMINISTRATOR LISTED BELOW:
                                 Kimberly Costa
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-3247
                        Email: kimberly.k.costa@chase.com
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 [Image]                         (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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

--------------------------------------------------------------------------------
                     Chase Manhattan Auto Owner Trust 1998-A

                                October 15, 1999
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                         STATEMENT TO CERTIFICATEHOLDERS

                                 Due Period                                       20

                                 Due Period Beginning Date                  09/01/99

                                 Due Period End Date                        09/30/99

                                 Determination Date                         10/08/99

 Section 5.8(iii)  Servicing Fee                                          416,497.73

 Section 5.8(iii)  Servicing Fee per $1000                                0.41130697

 Section 5.8(iv)   Administration Fee                                       1,000.00

 Section 5.8(iv)   Administration Fee per $1000                           0.00098754

 Section 5.8(vi)   Pool Balance at the end of the Collection Period   478,454,472.87

 Section 5.8(vii)  Repurchase Amounts for Repurchased Receivable

                   By Seller                                                    0.00

                   By Servicer                                             72,368.35

                   TOTAL                                                   72,368.35

 Section 5.8(viii) Realized Net Losses for Collection Period              475,526.48

 Section 5.8(ix)   Reserve Account Balance after Disbursement          14,353,634.19

 Section 5.8(x)    Specified Reserve Account Balance                   14,353,634.19

 Section 5.8(xi)   Total Distribution Amount                           24,672,774.60

                   Servicing Fee                                          416,497.73

                   Administration Fee                                       1,000.00

                   Noteholders Distribution Amount                     23,591,890.07

                   Certficateholders Distribution Amount                  153,100.82

                   Deposit to Reserve Account                             510,285.98

 [Image]                         (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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